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                                                                    Exhibit 10.1






================================================================================

                                 Amendment No. 3

                                       to

                              Amended and Restated

                          Agreement and Plan of Merger

                                      among

                             Base Ten Systems, Inc.

                                 Newco B10, Inc.

                                       and

                              ConvergenceHealth.com









                                 August 1, 2002








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                                 AMENDMENT NO. 3

                                       TO

                AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

         This AMENDMENT NO. 3 ("Amendment No. 3") TO AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER dated as of January 18, 2002 (the "Original Merger Agreement") is entered into as of August 1, 2002 by and among Base Ten Systems, Inc., a New Jersey corporation having its principal office at 535 East County Line Road, Suite 16, Lakewood, New Jersey 08701 ("Base Ten"), Newco B10, Inc., a Nevada corporation wholly-owned by Base Ten having its principal office at 535 East County Line Road, Suite 16, Lakewood, New Jersey 08701 ("Newco," and together with Base Ten, the "Purchasers"), and ConvergenceHealth.com, a Nevada corporation having its principal office at 774 Mays Boulevard, Suite 386, Incline Village, Nevada 89451 (the "Company," and together with the Purchasers, the "Parties").

         WHEREAS, the Parties amended the Original Merger Agreement pursuant to
(a) an Amended and Restated Agreement and Plan of Merger dated as of February 1, 2002 (the "Amended and Restated Merger Agreement"), (b) an Amendment No. 1 to the Amended and Restated Agreement and Plan of Merger dated as of March 7, 2002 ("Amendment No. 1") and (c) an Amendment No. 2 to the Amended and Restated Agreement and Plan of Merger dated as of June 18, 2002 ("Amendment No. 2");

         WHEREAS, the Original Merger Agreement, as amended by the Amended and Restated Merger Agreement, Amendment No. 1 and Amendment No. 2 are referred to herein collectively as the "Merger Agreement";

         WHEREAS, the Parties desire to further amend the terms of the Merger Agreement pursuant to this Amendment No. 3 to provide for (a) certain loans by Base Ten to the Company, (b) the elimination of certain rights of the Company to terminate the Merger Agreement and abandon the transactions contemplated thereby (the "Transactions"), (c) conditions to the Company's entitlement to reinstate the eliminated rights in certain events and (d) certain related modifications to the provisions of the Merger Agreement;

         WHEREAS, Section 8.2 of the Merger Agreement provides for its amendment only by a written instrument executed by all the Parties;

         WHEREAS, the Board of Directors of each of the Parties has duly approved this Amendment No. 3 and the transactions contemplated hereby; and

         WHEREAS, unless otherwise defined in this Amendment No. 3, capitalized terms contained herein have the respective meanings set forth in the Merger Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth in this Amendment No. 3, the Parties hereby agree as follows:

         SECTION 1. Initial Loan to the Company. Concurrent with the execution of this Amendment No. 3, Base Ten shall provide an unsecured demand loan of $125,000 to the Company (the "Initial Loan") on the terms and subject to delivery to Base Ten of a promissory note in the form of Exhibit A hereto, duly executed on behalf of the Company (the "Initial Note").


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         SECTION 2. Subsequent Loans to the Company. In the event the
Transactions are not consummated on or prior to September 30, 2002, Base Ten shall provide the Company with an additional unsecured demand loan in the aggregate principal amount of $50,000 for each month during the four-month period commencing September 30, 2002, and ending January 31, 2003, in which the Transactions are not consummated (the "Subsequent Funding Period"); provided that (a) the Merger Agreement has not theretofore been terminated in accordance with its terms, as amended hereby, and (b) the Company is not in default of its undertakings in Section 5.12 and Section 5.13(a) of the Merger Agreement. Each loan required during the Subsequent Funding Period (each, a "Subsequent Loan") shall be funded within five business days of end of each month in the Subsequent Funding Period during which the Closing does not occur (each, a "Funding Date"). Each Subsequent Loan shall be on substantially the terms and subject to delivery to Base Ten of a promissory note in the principal amount of the Subsequent Loan and in substantially the form of the Initial Note, duly executed on behalf of the Company (each, a "Subsequent Note"). In the event any Subsequent Loan required hereunder is not made by Base Ten within five business days after the applicable Funding Date and the Company is not in default of its undertakings in
Section 5.12 and Section 5.13(a) of the Merger Agreement, the Company may elect, upon written notice to Base Ten, to terminate the Merger Agreement, subject to and conditioned upon its contemporaneous repurchase of 800,000 BT Purchased Shares at a repurchase price of $100,000. In that event, without demand or other notice from Base Ten, the Initial Loan and any outstanding Subsequent Loans shall be payable, together with all interest thereon in accordance with the terms of the Initial Note and any Subsequent Notes, 90 days after the termination date.

         SECTION 3. Cash Equivalents. Section 6.2(n) of the Merger Agreement is hereby amended to reduce the $400,000 cash maintenance condition required thereby to an amount equal to $400,000 minus the aggregate principal amount of the Initial Loan and all Subsequent Loans outstanding at the Effective Time.

         SECTION 4. Shareholder Proxies. The effectiveness of this Amendment No. 3 shall be subject to receipt from Byron Gehring and Kenneth Waltzer, each a shareholder and an officer of the Company (the "Principals"), of their irrevocable proxies in the form of Exhibit B hereto, duly executed by the Principals (the "Proxies"). In connection with the Proxies, the Company represents and warrants that approval of the Merger requires the receipt of affirmative votes from holders of a majority of the shares entitled to vote at the Company Meeting.

         SECTION 5. Updated Representations. The references to "December 31, 2000" in Section 3.8 and Section 4.8 of the Merger Agreement are hereby amended to read "December 31, 2001."

         SECTION 6. Events of Termination. Section 7.1(b), Section 7.1(c) and
Section 7.1(d) of the Merger Agreement (the "Company Termination Rights") are hereby deleted in their entirety, subject to reinstatement pursuant to Section 7 hereof. Except as otherwise provided in Section 7 and Section 8 hereof, the Company hereby waives its right to terminate the Merger Agreement pursuant to
Section 7.1(f) thereof based on Base Ten's failure to fulfill the condition set forth in Section 6.2(a) thereof pertaining to its representations and warranties under Article III of the Merger Agreement, except for its representations and warranties in Section 3.8 thereof ("Company Termination for Adverse Development"). The Certificate required by Section 6.2(f) shall be modified accordingly. Any Company Termination for Adverse Development shall be subject to and conditioned upon the Company's contemporaneous repurchase of 800,000 BT Purchased Shares at a repurchase price of $100,000. In that event, without demand or other notice from Base Ten, the Initial Loan and any outstanding Subsequent Loans shall be payable, together with all interest thereon in accordance with the terms of the Initial Note and any Subsequent Notes, 90 days after the termination date.

         SECTION 7. Conditional Reinstatement of Company Termination Rights. In the event the Company obtains third-party financing prior to consummation of the Transactions, it may elect, upon written notice to Base Ten, to reinstate the Company Termination Rights, terminate the Merger Agreement and deliver revocations of the Proxies by the Principals, subject to and conditioned upon its contemporaneous (a) repayment in full of the Initial Loan and any outstanding Subsequent Loans, together with all interest thereon in accordance with the terms of the Initial Note and any Subsequent Notes, (b) repurchase of all 1,160,000 BT Purchased Shares at a repurchase price of $290,000 and (c) payment of a break-up to Base Ten in the amount of $100,000.


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         SECTION 8. Additional Company Termination Rights. In the event the
Transactions are not consummated on or prior to September 30, 2003 and neither Party has theretofore terminated the Merger Agreement in accordance with its terms, as amended hereby, the Company may elect, upon written notice to Base Ten, to reinstate the Company Termination Rights, terminate the Merger Agreement and deliver revocations of the Proxies by the Principals.

         SECTION 9. Remedies on Termination. Section 7.3 of the Merger Agreement shall be deemed to be amended to reflect the termination remedies provided herein.

         SECTION 10. Releases from Principal Shareholders. Base Ten will use its best efforts to obtain general releases from Jesse Upchurch, the Constance J. Upchurch Family Trust and Almedica International, Inc., providing for the release of Base Ten and its successors, directors and officers from any claims or liabilities arising from the conduct of its business prior to the Closing.

         SECTION 11. Miscellaneous.

                  (a) Waivers, Amendments to be in Writing. No waiver, amendment, modification or supplement of this Amendment No. 3 will be binding upon a Party unless such waiver, amendment, modification or supplement is set forth in writing and is executed by such Party.

                  (b) Successors and Assigns. Except as otherwise expressly provided in this Amendment No. 3, all covenants and agreements set forth in this Amendment No. 3 by or on behalf of the Company and Base Ten will bind and inure to the benefit of the respective successors and assigns of the Company and Base Ten, whether so expressed or not. Notwithstanding the foregoing, neither this Amendment No. 3 nor any of the rights, interests or obligations hereunder may be assigned by either party without the prior written consent of the other party.

                  (c) Governing Law. This Amendment No. 3 will be governed by and construed in accordance with the domestic laws of the State of New Jersey, without giving effect to any choice of law or conflict rule of any jurisdiction that would cause the laws of any other jurisdiction to be applied. In furtherance of the foregoing, the internal law of the State of New Jersey will control the interpretation and construction of this Amendment No. 3, even if under any choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

                  (d) Jurisdiction. Each of the Parties hereby (i) irrevocably submits to the jurisdiction of the state courts of, and the federal courts located in, the State of New Jersey in any action or proceeding arising out of or relating to, this Amendment No. 3, (ii) waives, and agrees to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Amendment No. 3 or the subject matter hereof may not be enforced in or by such court, and waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court.

                  (e) Ratification; Interpretation. Except as expressly modified by this Amendment No. 3, the Merger Agreement shall remain in full force and effect, and the terms and provisions thereof are hereby ratified and affirmed in all respects. Without limiting the generality of the foregoing, the parties agree that in the event of a conflict between any provision of the Merger Agreement and this Amendment No. 3, the provisions of this Amendment No. 3 shall control.


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                  (f) Severability of Provisions. If any provision of this
Amendment No. 3 is held to be invalid for any reason whatsoever, then such provision will be eemed severable from the remaining provisions of this Amendment No. 3 and will in no way affect the validity or enforceability of any other provision of this Amendment No. 3.

                  (g) Counterparts.  The Parties may execute this Amendment
No. 3 in separate counterparts (no one of which need contain the signatures of all Parties), each of which will be an original and all of which together will constitute one and the same instrument.

                  (h) Headings. The headings used in this Amendment No. 3 are for the purpose of reference only and will not affect the meaning or interpretation of any provision of this Amendment No. 3.

                  IN WITNESS WHEREOF, the Parties have executed this Amendment No. 3 as of August 1, 2002.


                       CONVERGENCEHEALTH.COM


                       By: ______________________________
                           Kenneth Waltzer,
                           Chief Medical Officer

                       BASE TEN SYSTEMS, INC.


                       By: _____________________________
                            Edward J. Klinsport,
                            Chief Executive Officer

                       NEWCO B10, INC.


                       By:  _______________________________
                            Kenneth W. Riley,
                            President



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                                                                       Exhibit A


                             FORM OF PROMISSORY NOTE
                             -----------------------


THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (II) RECEIPT BY THE COMPANY AT THE PAYEE'S SOLE COST AND EXPENSE OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER AND THAT SUCH ISSUANCE IS NOT IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE.


                              CONVERGENCEHEALTH.COM

                             DEMAND PROMISSORY NOTE

$_________                                                    ____________, 2002
Incline Village, Nevada


         (c) FOR VALUE RECEIVED, CONVERGENCEHEALTH.COM, a Nevada corporation (the "Company" or "Maker") promises to pay to the order of Base Ten Systems, Inc. (the "Payee" or the "holder of this Note") the principal amount of $__________, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, together with interest as set forth in Section 1 of this Note, at such times and in such amounts as set --------- forth in Section 2 of this Note, at the Payee's address designated in Section 5 of this Note or at such other place as --------- the Payee shall have notified the Company in writing at least ninety (90) days before such payment is due. This Note is issued pursuant to the terms of an Amendment No. 3 of even date herewith to the Agreement and Plan of Merger dated as of January 18, 2002 among the Payee, its subsidiary and the Company (as amended and restated, the "Merger Agreement").

         1. Interest. Interest on the principal amount hereof shall accrue at the rate of 10% per annum, compounded monthly, from the date hereof until the principal hereof is paid in full. Interest as aforesaid shall be calculated on the basis of actual number of days elapsed over a year of 360 days and shall be payable as set forth in Section 2 of this Note.

         2. Payment. The principal balance of this Note, plus all accrued and unpaid interest thereon, shall be due in full on the date occurring on the earlier of (a) termination of the Merger Agreement by the Company under conditions requiring payment hereof as specified therein, (b) 90 days after termination of the Merger Agreement by the Company under conditions requiring payment hereof 90 days after such termination or (b) ninety (90) days following written demand from Payee, provided that no demand shall be made during the pendency of the transactions contemplated by the Merger Agreement. All payments in respect of this Note shall be made to the Payee without set-off counterclaim and free and clear of and without any deductions of any kind.


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         3. Miscellaneous.

                  A. This Note is not subject to offset and may not be changed orally, but only by an agreement in writing signed by the Maker and the Payee. The Maker hereby waives diligence, presentment, protest and notice of any protest, demand, dishonor and nonpayment in the enforcement of this Note. No failure by the Payee to exercise any right or remedy hereunder, whether before or after a default, shall constitute a waiver thereof, and no waiver of any past default shall constitute waiver of any future or other default.

                  B. This Note and the rights evidenced hereby shall inure to the benefit of the holder of this Note and its assigns. This Note shall be construed in accordance with and governed by the laws of the State of New Jersey without regard to conflict of laws considerations. It is the intent of the parties that this Note be enforced to the fullest extent permitted under of the laws and public policy of the State of New Jersey.

                  C. All notices, requests, consents and demands shall be made by registered mail, return receipt requested, and shall be deemed effective seven-two (72) hours after deposit in the United State mail, and properly addressed with postage prepaid, as follows:

                  To PAYEE
                  --------

                  Base Ten Systems
                  Attn: Kenneth Riley, CFO
                  535 East County Line Road, #16
                  Lakewood, NJ 08701


                  To MAKER
                  --------

                  ConvergenceHealth.com
                  Attn: Byron Gehring
                  774 Mays Blvd., #10
                  PMB #386
                  Incline Village NV 89451


         IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Company.

                                  CONVERGENCEHEALTH.COM


                                  By: ______________________________
                                      Name: Byron Gehring
                                      Title:  Chief Executive Officer


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                                                                       Exhibit B


                                  FORM OF PROXY
                                  -------------









IRREVOCABLE PROXY


The undersigned, a stockholder and director of ConvergenceHealth.com, a Nevada corporation (the "Company"), does hereby appoint Andrew G. Sycoff and Edward J. Klinsport and each of them as Proxies with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote all of the shares of the Company's Common Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, and Series A-3 Preferred Stock that the undersigned would be entitled to vote if personally present at any meeting of the stockholders of the Company (however such meeting is called and regardless of whether such meeting is a special or annual meeting of the stockholders of the Company) or upon the solicitation of consents of the stockholders of the Company in accordance with and solely with respect to the following instructions:

The undersigned hereby instructs said proxies or their substitutes to vote FOR the approval of the transactions contemplated in the Agreement and Plan of Merger dated as of January 18, 2002 among Base Ten Systems, Inc., Newco B10, Inc. and the Company, as amended and restated (the "Merger Agreement"). This Proxy is coupled with an interest and is revocable only under the limited conditions therefor set forth in the Merger Agreement.




Dated:   August 1, 2002



By:_______________________


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